EXHIBIT 10.13

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10).

Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

FOURTH AMENDMENT TO THE

BILL PAY SERVICE RESELLER REFERRAL AGREEMENT

This Fourth Amendment to the Bill Pay Service Reseller Referral Agreement (“Fourth Amendment”) is entered into effective as of September 14, 2019 (“Effective Date”) by and between CO-OP eCom, LLC now known as CU Cooperative Systems, Inc., doing business as CO-OP Financial Services (“CO-OP)”), located at 9692 Haven Avenue, Rancho Cucamonga, California 91730 and Alkami Technology, Inc., a Delaware corporation, located at 5601 Granite Parkway Suite 120, Plano, Texas 75093 (Reseller”). CO-OP and Reseller are referred to collectively herein as the “Parties” and each individually as a “Party.”

WHEREAS, the Parties have entered into a Bill Pay Service Reseller Agreement dated June 28, 2013 (the “Agreement”); and

NOW THEREFORE, in consideration of the covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties do agree as follows:

1. CO-OP agrees to provide a [***] dollar ($[***]) invoice credit to Reseller upon the conversion of bill pay for [***]. Reseller shall supply CO-OP with a redacted copy of the [***] executed agreement between [***] and Reseller and a communication stating the completion of the successful bill pay conversion (“Completion Documentation”). CO-OP shall provide the invoice credit to Reseller thirty (30) days after the receipt of the Completion Documentation.

2. This Fourth Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The parties fully intend that each may rely upon the other’s facsimile signature, sent by electronic transmission in PDF format or otherwise, being a true signature of the party’s authorized officer or representative, and deemed as due execution and delivery for all purposes whether or not hard copies of this Agreement were ever exchanged between them.

3. Except as otherwise specifically set forth herein, all terms and provisions contained in the Agreement shall remain in full force and effect. Any capitalized term not defined in this Fourth Amendment shall have the meaning set forth in the Agreement.

4. In the event of any conflict between the Agreement, any prior amendments, any documents or notices, and this Fourth Amendment, the terms, provisions, and covenants of this Fourth Amendment shall supersede and govern the actions of the parties with respect to the subject matter hereof.

5. The individuals executing this Fourth Amendment on behalf of each Party do each hereby represent and warrant that they are duly authorized to execute this Fourth Amendment on behalf of such Party.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Parties have executed this Fourth Amendment on the date set forth below each signature. The date first set forth above is the Effective Date of this Fourth Amendment regardless of the dates on which the Parties affix their signatures.

CU Cooperative Systems, Inc. dba CO-OP Financial Services (“CO-OP Financial Services”)		Alkami Technology, Inc

By:	/s/ Matt Kardell	By:	/s/ Doug Linebarger
Print Name:	Matt Kardell	Print Name:	Doug Linebarger
Title	Chief Revenue Officer	Title	Chief Legal Officer
Date:	September 14, 2019	Date:	September 11, 2019